/Letterhead/



                 Consent of Chisholm, Bierwolf & Nilson LLC
                            Independent Auditors





We have issued our report on the financial statements of eWorld Media Holdings, Inc., for the year ended December 31, 2003 on April 2, 2004 and hereby consent to the incorporation by reference in a Registration Statement on Form S-8. We also hereby consent to the reference to this firm under "Experts" in this Registration Statement.




Bountiful, Utah                    /S/ Chisholm, Bierwolf & Nilson, LLC
August 13, 2004                      Chisholm, Bierwolf & Nilson, LLC